Exhibit 10.24
                                 CONTRIBUTION AGREEMENT

                                        BETWEEN

                             EDISON DEVELOPMENT CORPORATION
                                (a Michigan Corporation),

                          MECHANICAL TECHNOLOGY, INCORPORATED

                                          AND

                                   PLUG POWER, L.L.C.
                         (a Delaware limited liability company)



	THIS CONTRIBUTION AGREEMENT (the "Agreement") is made as of the 10th day of June, 1998, between Edison Development Corporation, a Michigan corporation, with its principal office at 2000 Second Avenue, Detroit, Michigan 48226 ("EDC"), Mechanical Technology, Incorporated, a New York Corporation with its principal office at 968 Albany-Shaker Road, Latham, New York 12110 ("MTI") and Plug Power, L.L.C., a Delaware limited liability company, with its principal office at 968 Albany-Shaker Road, Latham, New York 12110 (the "Company").

	The following facts underlie this Agreement:

	WHEREAS, Edison Development Corporation ("EDC") and Mechanical Technology, Incorporated ("MTI") are the sole members of the Company.

	WHEREAS, on or about April 15, 1998, EDC made a capital contribution of $2.25 million to the Company.

	WHEREAS, MTI and EDC have agreed that MTI will fund $2 million of its capital contribution through contribution of a below market lease, pursuant to the terms and conditions set forth below.

	WHEREAS, MTI will purchase an option to match the remaining $250,000 capital contribution by EDC, pursuant to the terms of the Option Agreement - Contribution Match, attached hereto as Exhibit A ("Option Agreement").

	WHEREAS, in order to accomplish the foregoing, EDC and MTI, individually and as the sole members of the Company, have agreed to undertake the following:

        *       Amend the Operating Agreement of the Company;

        * Enter into certain leases with respect to the Company's use and occupancy of certain property owned by MTI; and

        *       Enter into a certain Option Agreement as provided herein.

	In consideration of the mutual promises set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1. 	Definitions.  Unless the context otherwise requires, for purposes of this Agreement the following terms shall have the meanings set forth in this
Section 1 (all other defined terms shall have the meaning set forth in the Section defining such terms):

      "Capital Account" shall have the meaning given to such term in the Operating Agreement.

      "Capital Contribution" shall have the meaning given to such term in the Operating Agreement.

      "MTI" shall mean Mechanical Technology, Inc., a New York corporation and developer of the Technology (as defined in the Operating Agreement).

      "Membership Interest" shall mean a Class A Membership Interest (as defined in the Operating Agreement) in the Company.

      "Operating Agreement" shall mean the Limited Liability Company Agreement of Plug Power, L.L.C., a Delaware limited liability company, as amended from time to time.

      "Person" shall mean an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity.

      "Sharing Ratios" shall mean Sharing Ratios as defined under the Operating Agreement.

2.      Basic Contribution Transaction.

         2.1 MTI Contribution. MTI and Company acknowledge that on or about April 15, 1998, EDC made a cash capital contribution of $2,250,000 to the Company in exchange for 2,250,000 shares of Class A Membership Interests in the Company. Pursuant to the Operating Agreement, MTI is permitted to maintain its relative Sharing Ratio and ownership interest in the Company by making a matching cash contribution or taking an option, or a combination thereof. EDC,

MTI and Company agree that, in lieu of a cash contribution of $2,250,000 by MTI to the Company and in order to allow MTI to maintain its relative Sharing Ratio in the Company:

              (a) MTI will lease to the Company, the property commonly known as Building 3, 968 Albany-Shaker Road, Latham,
              New York pursuant to a lease in the form attached as Exhibit A (the "Building Three Lease"). The parties acknowledge that the Building Three Lease is at a preferable below market rate and that the fair market value of such below market lease to Company is $2,000,000. In exchange for the Building Three Lease, the Company shall issue 2,000,000 Class A Membership Interests to MTI (the "New Shares"). The parties further acknowledge that such Building Three Lease is being entered into by MTI in lieu of a matching cash capital contribution or option by MTI in the amount of $2,000,000; and

              (b) MTI will enter into a "Option Agreement - Contribution Match" in the form of Exhibit B whereby MTI will have the right to match $250,000 of EDC's capital contribution pursuant to the terms of the Option Agreement in exchange for 250,000 Class A Membership Interests (the "Option Shares"); and

              (c) MTI and the Company will enter into leases for Building 3 until September 30, 1998; Building 2; and the test house substantially in the form as the Building Three Lease.

         2.2 Capital Account Reduction. The parties acknowledge that the value of MTI's contribution of a below market lease will be realized over a period of years and that the benefit to the Company of such an in-kind contribution in lieu of cash will be reduced if Company dissolves or undergoes a bankruptcy or similar event in the near term. Accordingly, the parties agree that in the event that on or before the earlier of (a) May 29, 2000 or (b) an initial public offering of the Company's shares, the Company shall file a petition in voluntary bankruptcy under the Federal Bankruptcy Code or any similar law, state or Federal, or a trustee or receiver shall be appointed for the Company or any court shall have taken jurisdiction of the Company's property in any involuntary proceeding for the reorganization, dissolution, liquidation or winding up of the Company, than in such event:

              (i) MTI's Capital Account in the Company shall be immediately reduced by the sum of $1,000,000 and the number of shares of Class A Membership Interests held by MTI shall be immediately reduced by 1,000,000; and

              (ii)    The Company's Lease with MTI shall terminate.

	The parties further acknowledge that MTI is required to pay or reimburse the Company for improvements pursuant to Section 3 of the Building 3 Lease.
With respect to such improvements, the parties agree as follows;

         (a) If MTI fails to reimburse Tenant for improvements required under Section 3(b) of the Building 3 Lease within the time period set forth therein, MTI's Capital Account in the Company and Class A Membership Interests shall be immediately reduced by the amount of such unreimbursed improvements.

         (b) MTI shall use all reasonable efforts to secure IDA financing for payment and or reimbursement of the Tenant Improvements Allowance (as defined in Section 3(a) of the Building 3 Lease). If
         MTI is unable to secure such IDA financing on or before September 1, 1998, and has found no alternative source for financing of the Tenant Improvements Allowance, then MTI shall, on or before September 1, 1998, pay to Company the sum of $179,900, plus interest on such amount from April 15, 1998 of $5,860 (the "Option Price"). In exchange for such payment, MTI shall have the right to retain the remaining New Shares not previously paid for or forfeited, pursuant to subsection (a) above, and pursuant to the terms of the Option Agreement - Contribution Match through April 15, 1999 (the "Remaining Option Shares"). Furthermore, the rental under the Building 3 Lease shall be adjusted to the fair market rental value for similar space as determined by a licensed real estate professional agreed to by MTI, EDC and the Company (the "parties"). If the parties cannot agree on a licensed real estate professional, each shall select a real estate professional and the average of the rents recommended by such individuals shall prevail. Such real estate appraisal shall value the fair market rental of Building 3 without regard to any improvements made by the Company (i.e., based on the Building 3 Lease) and such rental rate shall not exceed $8.00 per square foot.

         (c) In the event that MTI fails to pay the Option Price pursuant to subsection (b), MTI's Capital Account and Shares of Class A Membership Interest in the Company shall be reduced by the Option Price plus the value and number of the Remaining Option Shares.

         (d) In the event that MTI pays the Option Price pursuant to subsection (b), but fails to pay for the Remaining Option Shares on or before April 15, 1999, then MTI's Capital Account and Shares of Class A Membership Interest in the Company shall be reduced by the value and number of the Remaining Option Shares.

    In addition to the foregoing, in the event that MTI fails to make certain tenant improvements as required by the Building Three Lease (or fails to reimburse the Company for improvements previously made which are the responsibility of MTI under the Building Three Lease) on or before March 31, 1999. MTI's capital account shall be reduced dollar for dollar by the cost of the improvements not made by the required deadline and the number of shares of Class A Membership Interests held by MTI shall be reduced by a like amount.

         2.3 Financing Options. The Company agrees that it will not request EDC to finance improvements to Building 3 before it has used its best efforts to obtain such financing from MTI.

         2.4 Effect of Agreement. Nothing herein shall be deemed a waiver of strict compliance with the terms of the Operating Agreement or an amendment to any of the Agreements of the parties except to the extent expressly provided herein.

3. Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if (a) delivered in person, (b) sent by Federal Express or similar overnight courier, or (c) by registered or certified mail, postage prepaid, to the respective party at the address that follows or to such other address any party shall have given notice in accordance with this
Section 3:

	To EDC:

	Edison Development Corporation
	2000 Second Avenue, 644 WCB
	Detroit, Michigan 48226
	Attn:  A. Ananthasubramaniam

	With a copy to:

	DTE Energy, Inc.
	2000 Second Avenue, 644 WCB
	Detroit, Michigan 48226
	Attn:  Christopher C. Nern

	To the Company:

	Plug Power, L.L.C.
	968 Albany-Shaker Road
	Latham, New York 12110
	Attn:  Gary Mittleman

	With a copy to:

	Wise & Marsac
	11th Floor, Buhl Building
	Detroit, Michigan 48226
	Attn:  Jim Kamp

	To MTI:

	Mechanical Technology, Incorporated
	968 Albany-Shaker Road
	Latham, New York 12110

	Attn:  Cynthia Scheuer


	Such notices or other communications shall be deemed received (a) on the date delivered, if delivered personally, (b) three business days after being deposited with the U.S. Post Office, if sent by registered or certified mail, or (c) on the next business day, if sent by Federal Express or similar overnight carrier.

4. Assignment. MTI shall not assign this Agreement, or any interest in this Agreement, without the prior written consent of the Company, which consent Company is expressly authorized to withhold.

5. Parties in Interest. This Agreement shall inure to the benefit of, and be binding on, the named parties and their respective successors and permitted assigns, but not any other person.

6. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

	IN WITNESS WHEREOF, this Agreement has been duly executed by the parties on the date first above written.


					EDISON DEVELOPMENT CORPORATION
					(a Michigan corporation)

                                        /s/ Larry Garberding
					_____________________________________
                                        By:  Larry G. Garberding
                                        Its: Executive Vice President and
                                        Chief Financial Officer
                                                                    "EDC"


					MECHANICAL TECHNOLOGY, INCORPORATED
					(a New York corporation)

                                        /s/ Cynthia A. Scheuer
					_____________________________________
                                        By:  Cynthia A. Scheuer
					Its: Vice President and
					Chief Financial Officer

                                                                    "MTI"


					PLUG POWER, L.L.C.
					(a Delaware limited liability company)

                                        /s/ Gary Mittleman
					_____________________________________
                                        By:  Gary Mittleman
					Its: President and
                                        Chief Executive Officer

                                                                    "Company"